Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of Cleartronic, Inc. of our report dated January 9, 2009, relating to the financial statements of Cleartronic, Inc. as of and for the year ended September 30, 2008 , which is incorporated by reference into such Form S-8.

Kramer, Weisman and Associates, Davie, FL

/s/ Kramer, Weisman and Associates

Dated: October 26, 2009